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                                                      EXHIBIT 23.1
                                     [LETTERHEAD]


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Sun International Hotels Limited:

As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 31, 1996 (except with respect to the matter discussed in Note 21, as to which the date is April 4, 1996) included in the Company's Form 20-F for the year ended December 31, 1995 and to all references to our Firm included in this Post-Effective Amendment No. 2 to the Registration Statement on Form F-4 of Sun International Hotels Limited.


                                       /s/ Arthur Andersen
                                       ARTHUR ANDERSEN


London, England
December 16, 1996